Exhibit 99.1
PRESS RELEASE

Contact:	Robyn Brown Vice President, Investor Relations The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS SECOND QUARTER 2009
FINANCIAL RESULTS
Achieves first quarter of net sales in excess of $100 million
PARSIPPANY, NJ, July 29, 2009 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the second quarter of 2009.
Highlights for the second quarter of 2009:
•	Net revenue increased by 20% to $104.2 million for the second quarter of 2009 from $86.7 million for the second quarter of 2008.
o	Angiomax U.S. sales increased by 17% to $98.8 million in the second quarter of 2009 compared to $84.5 million in the second quarter of 2008.

o	Angiomax/Angiox international net revenue in the second quarter of 2009 increased by 96% to $4.5 million compared to $2.3 million in the second quarter of 2008.

o	Cleviprex has now been accepted by more than 240 hospital formularies and has been purchased by more than 300 hospitals in the United States. Net revenue in the second quarter of 2009 was $0.9M, up from $0.5M in the first quarter.
•	Net income for the second quarter of 2009 was $3.8 million, or $0.07 per share, compared to net income of $4.1 million, or $0.08 per share, for the second quarter of 2008.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

•	Non-GAAP net income for the second quarter of 2009 was $12.3 million, or $0.24 per share, compared to non-GAAP net income of $14.5 million, or $0.28 per share, for the second quarter of 2008. Non-GAAP net income excludes the transaction costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
John Kelley, President and Chief Operating Officer, stated, “The core business, Angiomax and Angiox, is strong and growing. Cleviprex is becoming accepted by more and more hospitals, initial use has been in a wide range of patients, and we continue to view this product as an important and substantial opportunity.”
Financial highlights for the first six months of 2009:
•	Net revenue increased by 22% to $203.4 million for the first six months of 2009 from $166.2 million for the same period in 2008.
o	Angiomax U.S. sales increased by 21% to $194.3 million for the first six months of 2009 from $161.3 million for the first six months of 2008.

o	Angiomax/Angiox international net revenue in the first six months of 2009 increased by 83% to $7.7 million compared to $4.2 million in the first six months of 2008.

o	Cleviprex net revenue in the first six months of 2009 was $1.4M.
•	Net income for the first six months of 2009 was $0.5 million, or $0.01 per share, and includes costs for Targanta acquisition, compared to net income of $8.9 million, or $0.17 per share, in the first six months of 2008.

•	The Company reported non-GAAP net income of $15.5 million, or $0.29 per share, for the first six months of 2009, compared to non-GAAP net income of $26.9 million, or $0.51 per share, for the first six months of 2008. Non-GAAP net income excludes the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The following table provides reconciliations between GAAP and non-GAAP net (loss) income for the second quarter (Q2) and first six months (6M) of 2009 and 2008. Non-GAAP net income excludes the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes:

			FAS 123R	Non-Cash
	Reported	Targanta	Stock-Based	(Benefit)
	GAAP Net	Transaction	Compensation	Provision for	Non-GAAP
(in millions)	(Loss) Income	Costs	Expense	Income Taxes	Net Income [1]
Q2 2009	$3.8	$0.3	$5.4	$2.8	$12.3
Q2 2008	$4.1	—	$6.9	$3.6	$14.5
6M 2009	$0.5	$4.3	$10.9	$(0.2)	$15.5
6M 2008	$8.9	—	$11.4	$6.6	$26.9

Note: Amounts may not sum due to rounding.

[1]	Excluding the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the second quarter (Q2) and first six months (6M) of 2009 and 2008 are provided in the following table:

	Reported		FAS 123R
	GAAP (Loss)	Targanta	Stock-Based	Non-Cash
	Earnings	Transaction	Compensation	Provision for	Non-GAAP
(per share)	Per Share	Costs	Expense	Income Taxes	EPS [1]
Q2 2009	$0.07	$0.01	$0.10	$0.05	$0.24
Q2 2008	$0.08	—	$0.13	$0.07	$0.28
6M 2009	$0.01	$0.08	$0.21	—	$0.29
6M 2008	$0.17	—	$0.22	$0.13	$0.51

Note: Amounts may not sum due to rounding.

[1]	Excluding the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss second quarter 2009 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.
The dial in information is listed below:

Domestic Dial In:	800-884-5695
International Dial In:	617-786-2960
Passcode for both dial in numbers:	64853162
Replay is available from 11:30 a.m. Eastern Time following the conference call through August 12, 2009. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 3742878.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company also has two products in late stage development, cangrelor, an investigational antiplatelet agent and oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently under review by the EU regulatory agency. The Company’s pipeline also includes a serine protease inhibitor, CU2010, in early-stage development. The Medicines Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including our 2009 guidance, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, our ability to develop our global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 11, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,
(in thousands, except per share data)	2009	2008

Net revenue	$104,175	$86,731

Operating expenses:
Cost of revenue	30,353	21,939
Research and development	21,784	19,781
Selling, general and administrative	45,910	38,789

Total operating expenses	98,047	80,509

Income (loss) from operations	6,128	6,222

Other income	734	1,805

Income (loss) before income taxes	6,862	8,027
Benefit (provision) for income taxes	(3,051)	(3,971)

Net income (loss)	$3,811	$4,056

Basic earnings (loss) per common share	$0.07	$0.08

Shares used in computing basic earnings (loss) per common share	52,232	51,834

Diluted earnings (loss) per common share	$0.07	$0.08

Shares used in computing diluted earnings (loss) per common share	52,533	52,441

The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

	Six Months Ended June 30,
(in thousands, except per share data)	2009	2008

Net revenue	$203,392	$166,159
Operating expenses:
Cost of revenue	58,650	41,032
Research and development	46,221	38,443
Selling, general and administrative	99,504	74,139

Total operating expenses	204,375	153,614

Income (loss) from operations	(983)	12,545

Other income	1,903	4,186

Income (loss) before income taxes	920	16,731
Provision for income taxes	(458)	(7,821)

Net income (loss)	$462	$8,910

Basic earnings (loss) per common share	$0.01	$0.17

Shares used in computing basic earnings (loss) per common share	52,187	51,792

Diluted earnings (loss) per common share	$0.01	$0.17

Shares used in computing diluted earnings (loss) per common share	52,534	52,361

The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2009	2008
ASSETS
Cash, cash equivalents and available for sales securities	$185,774	$216,206
Accrued interest receivable	932	1,336
Accounts receivable, net	30,590	33,657
Inventory	25,578	28,229
Prepaid expenses and other current assets	17,969	16,402

Total current assets	260,843	295,830

Fixed assets, net	27,200	27,331
Intangible assets, net	15,763	16,349
Restricted cash	8,017	5,000
Deferred tax assets	9,624	37,657
In process research & development	68,400	—
Goodwill	27,135	—
Other assets	5,337	5,237

Total assets	$422,319	$387,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$84,846	$83,608
Contingent purchase price	22,701	—
Other long term liabilities	5,650	5,771
Stockholders’ equity	309,122	298,025

Total liabilities and stockholders’ equity	$422,319	$387,404

The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2009
		Targanta				Non-cash		Non-GAAP (5)
	GAAP (1)	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$104,175	$—		$—		$—		$104,175

Operating expenses:
Cost of revenue	30,353	—		(253	) (3)	—		30,100
Research and development	21,784			(953	) (3)	—		20,831
Selling, general and administrative	45,910	(286	) (2)	(4,240	) (3)	—		41,384

Total operating expenses	98,047	(286)		(5,445)		—		92,316

Income from operations	6,128	286		5,445		—		11,859

Other income	734	—		—		—		734

Income before income taxes	6,882	286		5,445		—		12,593
Benefit (provision) for income taxes	(3,051)	—	(2)	—		2,795	(4)	(256)

Net income	3,811	286		5,445		2,795		12,337

Basic earnings per common share	$0.07	$0.01		$0.10		$0.05		$0.24

Shares used in computing basic earnings per common share	52,232	52,232		52,232		52,232		52,232

Diluted earnings per common share	$0.07	$0.01		$0.10		$0.05		$0.24

Shares used in computing diluted earnings per common share	52,533	52,496		52,496		52,496		52,496

(1)	GAAP results

(2)	Targanta aquisition

(3)	Non-cash compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP results
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2009
		Targanta				Non-cash		Non-GAAP (5)
	GAAP (1)	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$203,392	$—		$—		$—		$203,392

Operating expenses:
Cost of revenue	58,650	—		(474	) (3)	—		58,176
Research and development	46,221			(1,939	) (3)	—		44,282
Selling, general and administrative	99,504	(4,281	) (2)	(8,494	) (3)	—		86,730

Total operating expenses	204,375	(4,281)		(10,906)		—		189,188

(Loss) income from operations	(983)	4,281		10,906		—		14,204

Other income	1,903	—		—		—		1,903

Income before income taxes	920	4,281		10,906		—		16,107
(Provision) benefit for income taxes	(458)	—	(2)	—		(162	) (4)	(620)

Net income (loss)	462	4,281		10,906		(162)		15,487

Basic earnings (loss) per common share	$0.01	$0.08		$0.21		$(0.00)		$0.30

Shares used in computing basic earnings (loss) per common share	52,187	52,187		52,187		52,187		52,187

Diluted earnings (loss) per common share	$0.01	$0.08		$0.21		$(0.00)		$0.29

Shares used in computing diluted (loss) earnings per common share	52,534	52,534		52,534		52,534		52,534

(1)	GAAP results

(2)	Targanta aquisition

(3)	Non-cash compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP results
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898